Exhibit 10.20(a)

Certain identified information has been excluded from the exhibit because it is both (i) not material and
(ii) is the type of information that the registrant treats as private or confidential.

Triple asterisks denote omissions.

Professional Services Agreement

This Professional Services Agreement (this “Agreement”), dated as of the date last signed below (the “Effective Date”), is by and between Christopher Meduri, M.D. an individual and US citizen, (the “Consultant”) and Anteris Technologies Corporation, a Minnesota corporation, with offices located at 860 Blue Gentian Road, Suite 340, Eagan, MN 55121 along its related entities (“Anteris”).

WHEREAS, Anteris desires to retain Consultant to act as the company’s Chief Medical Officer and provide certain medical, marketing, and consulting services upon the terms and conditions hereinafter set forth, and Consultant is willing to perform such services.

In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.             Definitions.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Anteris Materials” means any documents, data, know-how, methodologies, prototypes, working models, samples, finished devices, Confidential Information of Anteris, and other materials provided to Consultant by Anteris.

“ASX” means the Australian Securities Exchange.

“Board of Directors” means the board of directors of Anteris Technologies Ltd.

“Confidential Information” means any information that is treated as confidential and/or proprietary by a party, including but not limited to all non-public information about its business affairs, products or services, Intellectual Property Rights, product data, trade secrets, third-party confidential information, and other sensitive or proprietary information, whether disclosed orally or in written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as “confidential”. Confidential Information shall not include information that: (a) is already known to the Receiving Party without restriction on use or disclosure prior to receipt of such information from the Disclosing Party; (b) is or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, the Receiving Party; (c) is developed by the Receiving Party independently of, and without reference to, any Confidential Information of the Disclosing Party; or (d) is received by the Receiving Party from a third party who is not under any obligation to the Disclosing Party to maintain the confidentiality of such information.

“Deliverables” means all documents, work product, and other materials that are delivered to Anteris hereunder or prepared by or on behalf of Consultant in the course of performing the Services.

“Disclosing Party” means a party that discloses Confidential Information under this Agreement.

“Intellectual Property Rights” means all (a) patents, patent disclosures, and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, together with all of the goodwill associated therewith, (c) copyrights and copyrightable works (including computer programs), mask works, and rights in data and databases, (d) trade secrets, know-how, and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection in any part of the world.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any federal, state, local, or foreign government or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction.

“Losses” mean all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

“Receiving Party” means a party that receives or acquires Confidential Information directly or indirectly under this Agreement.

“Services” mean the performance of services for Anteris consistent with a Chief Medical Officer’s role and other services to be provided by Consultant under this agreement and Consultant’s obligations under this Agreement.

2.             Prior Consulting Agreement. This Agreement supersedes the Consulting Agreement between Anteris (previously known as Admedus Corporation) and Consultant dated 26 January 2018 and as extended (“Advisory Board Consulting Agreement”). By this Agreement, the Advisory Board Consulting Agreement is terminated.

3.             Services; Consultant’s Obligations.

3.1            Consultant shall provide the Services to Anteris in accordance with the terms and conditions of this Agreement. Consultant shall report to the Chief Executive Officer of Anteris (“CEO”). The Services shall include, but not be limited to:

(a)            Identifying, introducing, and managing relationships with key stakeholders in industry who could be potential partners with Anteris;

(b)            Identifying, introducing and managing relationships with key physicians who could help with consulting, promotion, and supporting products in Anteris’s portfolio that are either in development or commercially available;

(c)            Consulting activities and execution of strategy for promotion and public awareness of Anteris’s products and its scientific achievements at key meetings and as otherwise requested by Anteris;

(d)            Consulting activities relating to planning, development and execution regarding clinical research activities and product development activities, including research protocol development, feedback on product development, clinical trial site selection, and relationship management of trial sites, conduct of research investigation and analyses, and engagement with regulatory authorities for data presentation, discussion, and seeking of approval,

(e)            Collaborating with the marketing team and Anteris leadership on strategy to engage physicians, industry stakeholders, and other key persons for the benefit of Admedus business development

3.2            The Consultant shall:

(a)            perform the Services diligently, faithfully, and conscientiously, with the highest standard of care, and within the bounds of all established ethical standards for the relevant industry;

(b)            perform the Services as requested by Anteris, on days and at times agreed between Anteris and Consultant;

(c)            comply with all applicable Laws and maintain the necessary licenses, registrations, approvals, or permits required for the provision of the Services;

(d)            comply with, and ensure that all rules, regulations, and policies of Anteris that are communicated to Consultant, including with respect to confidential information and access to Anteris’s premises;

(e)            use the title of “Chief Medical Officer” or “acting Chief Medical Officer” in any publicly facing materials only with permission by Anteris and to remove the title immediately upon direction by Anteris;

(f)             not execute any contracts or other documents on behalf of Anteris, unless a physician is required to execute such document and in such case only with direct written approval by the CEO for the document;

(g)            not make any decisions that affect the whole or substantial part of Anteris or knowingly take any actions on behalf of Anteris that are likely to significantly affect the financial standing of Anteris in without permission from the CEO;

(h)            maintain complete and accurate records relating to the provision of the Services under this Agreement, including records of the time spent by Consultant in providing the Services in such form as Anteris shall approve;

(i)             request consent from the CEO to provide similar services (for any or no form of compensation) to any other Person during the Term that will impact Consultant’s ability to perform Consultant’s obligations under this Agreement;

(j)             immediately notify the CEO if Consultant, or a third party to which Consultant has previously provided consulting services, is under investigation by any regulatory authority.

3.3            Consultant is solely responsible for all taxes associated with the payment of their compensation, including, if applicable, withholding of income taxes, and the payment and withholding of social security and other payroll taxes, unemployment insurance, workers’ compensation insurance payments, and disability benefits.

3.4            Consultant acknowledges that time is of the essence with respect to Consultant’s obligations hereunder and that prompt and timely performance of all such obligations, including all timetables and project milestones as communicated by the CEO and all other requirements in this Agreement, is strictly required.

4.             Anteris’s Obligations.

4.1            Anteris shall:

(a)            cooperate with Consultant in all matters relating to the Services;

(b)            provide access to Anteris’s premises and such office accommodation and other facilities as may reasonably be required by Consultant, for the purposes of performing the Services;

(c)            respond promptly to any Consultant request to provide direction, information, approvals, authorizations, or decisions that are reasonably necessary for Consultant to perform Services in accordance with the requirements of this Agreement; and

(d)            provide such Anteris Materials or other information as Consultant may reasonably request, and Anteris considers reasonably necessary, in order to carry out the Services.

5.             Term and Termination.

5.1            Term. This Agreement shall commence as of the Effective Date and shall continue thereafter until September 31, 2023 (the “Initial Term”), unless sooner terminated pursuant to this Section 5. The parties may renew this Agreement for one or more one (1) year terms by providing written notice of its intent to renew at least five (5) days prior to the end of the then-current term (each a “Renewal Term” and together with the Initial Term, the “Term”).

5.2            Termination for Convenience. Either party, in its sole discretion, may terminate this Agreement in whole or in part, at any time without cause, by providing at least five (5) days’ prior written notice to the other party.

5.3            Termination for Cause. Either party may terminate this Agreement, effective upon written notice to the other party (the “Defaulting Party”), if the Defaulting Party breaches this Agreement, and such breach is incapable of cure, or with respect to a breach capable of cure, the Defaulting Party does not cure such breach within thirty (30) days after receipt of written notice of such breach. For the avoidance of doubt, a breach under this Section 5.3 shall include, but not be limited to, (i) Consultant’s willful refusal to perform in any material respect the Services or Consultant’s obligations under this Agreement, (ii) Consultant’s willful disregard in any material respect of any financial or other budgetary limitations established in good faith by Anteris; (iii) Consultant’s repeated unexplained or unjustified absence from Anteris (other than working remotely); (iv) misconduct that causes material and demonstrable injury, monetarily or otherwise, to Anteris or any Affiliates, including, but not limited to, misappropriation or conversion of assets of the Company or any affiliates (other than non-material assets); or (v) Consultant’s conviction of a felony relevant to the Services; or (vi) Consultant no longer having the appropriate license necessary for Consultant to provide any of the Services.

5.4            Effects of Termination or Expiration. Upon expiration or termination of this Agreement for any reason:

(a)            Consultant shall (i) promptly deliver to Anteris all Deliverables (whether complete or incomplete) and all Anteris Materials in its possession, (ii) promptly remove any Consultant Equipment located at Anteris’s premises, and (iii) provide reasonable cooperation and assistance to Anteris in transitioning the Services to a different Consultant

(b)            Anteris shall not owe Consultant any additional compensation beyond the Fee (as defined in Section 6) incurred as of the termination date.

(c)            Each party shall (i) return to the other party all documents and tangible materials (and any copies) containing, reflecting, incorporating, or based on the other party’s Confidential Information, (ii) permanently delete all of the other party’s Confidential Information from its computer systems, and (iii) certify in writing to the other party that it has complied with the requirements of this clause; provided, however, that Anteris may retain copies of any Confidential Information of Consultant incorporated in the Deliverables or to the extent necessary to allow it to make full use of the Services and any Deliverables.

(d)            In no event shall Anteris be liable for any Consultant Personnel termination costs arising from the expiration or termination of this Agreement.

5.5            Survival. The rights and obligations of the parties set forth in this Section 5 and Sections 1, 2, 7, 8, 9, 10, 12 , and 13, and any right or obligation of the parties in this Agreement which, by its nature, should survive termination or expiration of this Agreement, will survive any such termination or expiration of this Agreement.

6.             Fees and Expenses; Payment Terms.

6.1            In consideration of the provision of the Services by the Consultant and the rights granted to Anteris under this Agreement, Anteris shall pay Consultant a monthly fee consisting of (i) a retainer of [***] per calendar month and (ii) an additional [***] for any Day (“Fee”). For the purposes of this Section 6.1, “Day” shall mean more than 4.5 hours.

6.2            Consultant acknowledges and agrees that the Fee is consistent with fair market value in an arms-length transaction and does not in any manner take into account the volume or value of referrals or business otherwise generated between the Parties for which payment may be made in whole or in party by Medicare of any other government health program in any relevant jurisdiction.

6.3            The parties acknowledge and agree that the Fee is subject to reasonable modification during the Term if it is determined by any government or regulatory authority that the Fee (or any aspect of the Fee, including any payment of expenses) is in excess of the reasonable fair market value for the services.

6.4            Anteris agrees to reimburse Consultant for all actual, documented, and reasonable travel and out-of-pocket expenses incurred by Consultant in connection with the performance of the Services that have been approved in advance in writing by Anteris; provided, that (i) such expenses conform to Anteris’s US travel and expense policy, a copy of which is attached as Exhibit A, (ii) such expenses are not otherwise prohibited or restricted by any applicable Laws, (iii) includes modest and necessary meal expenses incurred in the performance of the Services where such meal expenses are not paid directly by Anteris; and (iv) do not include expenses incurred by Consultant if Consultant is attending an event or function the Consultant would have otherwise attended if not requested by Consultant.

6.5            The Consultant will invoice Anteris at the end of each calendar month during the Term for the Fee in respect of that calendar month, and the invoice will include any supporting documentation for any expenses.

6.6            Payment to Consultant of the Fee and any reimbursement of expenses pursuant to this Section 6 shall constitute payment in full for the performance of the Services, and, Anteris shall not be responsible for paying any other fees, costs, or expenses.

6.7            Subject to approval by the Board of Directors, Anteris shall offer Consultant 50,000 stock options under terms consistent with the then-current stock option plan of Anteris.

7.             Intellectual Property Rights; Ownership.

7.1            Anteris is, and shall be, the sole and exclusive owner of all right, title, and interest in and to the Deliverables, including all Intellectual Property Rights therein. Consultant agrees that with respect to any Deliverables that may qualify as “work made for hire” as defined in 17 U.S.C. §101, such Deliverables are hereby deemed a “work made for hire” for Anteris. To the extent that any of the Deliverables do not constitute a “work made for hire”, Consultant hereby irrevocably assigns in each case without additional consideration, all right, title, and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein. The Consultant shall irrevocably waive, to the extent permitted by applicable Law, any and all claims Consultant may now or hereafter have in any jurisdiction to so-called “moral rights” or rights of droit moral with respect to the Deliverables. Upon the request of Anteris, Consultant shall, and shall cause the Consultant Personnel to, promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist Anteris to prosecute, register, perfect, or record its rights in or to any Deliverables.

7.2            Anteris and its licensors are, and shall remain, the sole and exclusive owner of all right, title, and interest in and to the Anteris Materials, including all Intellectual Property Rights therein. Consultant shall have no right or license to use any Anteris Materials except solely during the Term of the Agreement to the extent necessary to provide the Services to Anteris. All other rights in and to the Anteris Materials are expressly reserved by Anteris.

8.             Confidential Information.

8.1            The Receiving Party agrees:

(a)            not to disclose or otherwise make available Confidential Information of the Disclosing Party to any third party without the prior written consent of the Disclosing Party; provided, however, that the Receiving Party may disclose the Confidential Information of the Disclosing Party to its and its Affiliates, and their officers, employees, consultants, and legal advisors who have a “need to know”, who have been apprised of this restriction, and who are themselves bound by nondisclosure obligations at least as restrictive as those set forth in this Section 7;

(b)            to use the Confidential Information of the Disclosing Party only for the purposes of performing its obligations under the Agreement or, in the case of Anteris, to make use of the Services and Deliverables; and

(c)            to immediately notify the Disclosing Party in the event it becomes aware of any loss or disclosure of any of the Confidential Information of Disclosing Party.

8.2            If the Receiving Party becomes legally compelled to disclose any Confidential Information, the Receiving Party shall provide:

(a)            provide prompt written notice of such requirement so that the Disclosing Party may seek, at its sole cost and expense, a protective order or other remedy;

(b)            provide reasonable assistance, at the Disclosing Party’s sole cost and expense, in opposing such disclosure or seeking a protective order or other limitations on disclosure; and

(c)            if, after providing such notice and assistance as required herein, the
Receiving Party remains required by Law to disclose any Confidential Information, the Receiving Party shall disclose no more than that portion of the Confidential Information which, on the advice of the Receiving Party’s legal counsel, the Receiving Party is legally required to disclose and, upon the Disclosing Party’s request, shall use commercially reasonable efforts to obtain assurances from the applicable court or agency that such Confidential Information will be afforded confidential treatment.

9.             Representations and Warranties.

9.1            Anteris represents and warrants to the Consultant that:

(a)            it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization, or chartering;

(b)            it has the full right, power, and authority to enter into this Agreement, to grant the rights and licenses granted hereunder, and to perform its obligations hereunder;

(c)             it is not aware of any matter that might adversely affect its ability to enter into this Agreement and comply with the obligations hereunder;

(d)            the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the party; and

(e)            when executed and delivered by such party, this Agreement will constitute the legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms.

9.2            Consultant represents and warrants to Anteris that:

(a)            Consultant has the full right, power, and authority to enter into this Agreement, to grant the rights and licenses granted hereunder, and to perform its obligations hereunder;

(b)            Consultant is in compliance with, and shall perform the Services in compliance with, all applicable Laws;

(c)            Consultant is not aware of any matter that might adversely affect its ability to enter into this Agreement or to comply with the obligations hereunder;

(d)            Consultant is not aware of any agreement that might conflict with the terms of this Agreement or prevent Consultant from performing the Services;

(e)            Anteris will receive good and valid title to all Deliverables, free and clear of all encumbrances and liens of any kind;

(f)             the Services and Deliverables will be in conformity in all respects with all requirements or specifications stated in this;

(g)            any payments or other compensation to the Consultant for the Services under this Agreement is not contrary to any agreement or arrangement (contractual or otherwise) between the Consultant and any healthcare institution, practice group, professional corporation, or other similar entities or organizations, or contrary to any other agreement between Consultant and any third party.

9.3            EXCEPT FOR THE EXPRESS WARRANTIES IN THIS AGREEMENT, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE UNDER THIS AGREEMENT.

10.           Indemnification.

10.1          Consultant shall defend, indemnify, and hold harmless Anteris and Anteris’s Affiliates and its officers, directors, employees, agents, successors, and permitted assigns from and against all Losses arising out of or resulting from (i) any bodily injury, death of any person, or damage to real or tangible, personal property resulting from the willful, fraudulent, or grossly negligent acts or omissions of Consultant; or (ii) Consultant’s material breach of any representation, warranty, or obligation of Consultant set forth in this Agreement.

10.2          Anteris shall defend, indemnify, and hold harmless Consultant from and against all Losses arising out of or resulting from (i) bodily injury, death of any person, or damage to real or tangible, personal property resulting from the grossly negligent or willful acts or omissions of Anteris; or (ii) Anteris’s material breach of any representation, warranty, or obligation of Anteris set forth in this Agreement.

10.3          The party seeking indemnification hereunder shall promptly notify the indemnifying party in writing of any Action and cooperate with the indemnifying party at the indemnifying party’s sole cost and expense. The indemnifying party shall immediately take control of the defense and investigation of such Action and shall employ counsel of its choice to handle and defend the same, at the indemnifying party’s sole cost and expense. The indemnified party’s failure to perform any obligations under this Section 10.3 shall not relieve the indemnifying party of its obligations under this Section 10.3 except to the extent that the indemnifying party can demonstrate that it has been materially prejudiced as a result of such failure. The indemnified party may participate in and observe the proceedings at its own cost and expense.

11.           Non-competition; Conflicts of Interest. During this Agreement, the Consultant may provide similar services to others, provided that (i) this does not prevent the Consultant from providing the Services or complying with the terms of this Agreement; (ii) Consultant does not share Confidential Information with others, (iii) Consultant does not compete with Anteris, or (iv) Consultant is not in actual or potential conflict with the interests of Anteris. Consultant shall not use the title “Chief Medical Officer” with respect to the performance of services for any third party during the Term.

12.           Authorization to reproduce likeness; Testimonials. The Consultant expressly grants Anteris the right during the Term to photograph or film the Consultant while the Consultant is performing the Services; and during and after the Term, to use, in whatever commercially reasonable way Anteris desires, the Consultant’s name, picture, silhouette, voice, and other reproductions of the Consultant’s physical likeness (“Likeness”) as well as any testimony, quotation or other communication made by the Consultant (“Testimonial”). The authorization provided in this section applies to all media produced by or on behalf of Anteris, and no further approval from Consultant shall be required so long as the Likeness and Testimonials are accurately reflected. The Consultant acknowledges and agrees that the media referred to in this section will be the sole property of Anteris and Anteris has the sole right to sell, duplicate, reproduce, edit, create and copyright derivative works in its sole discretion. The consideration for the rights granted to Anteris under this section is included in the Fee and no further remuneration of any kind is payable to Consultant by Admedus in relation to such rights or in relation to the use of Consultant’s Likeness or Testimonial.

13.           Miscellaneous.

13.1          Independent Contractor Status. The relationship between the parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the parties, and neither party shall have authority to contract for or bind the other party in any manner whatsoever.

13.2          Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder must be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested) at the recipient’s address set out in this Agreement or subsequently notified; or (c) sent by email to the email address of the recipient set out in this agreement or subsequently notified.

If to Consultant:	[***]
Email: [***]

If to Anteris:	860 Blue Gentian Road, Suite 340 Eagan, MN 55121 Attention: CEO Email: [***]

13.3          Entire Agreement. This Agreement, together with all Schedules, Exhibits, and Statements of Work and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

13.4          Assignment. Anteris may assign the Agreement, without the prior consent of Consultant, to any third party. Consultant shall not assign this Agreement to any third party. Any attempted assignment, transfer, or other conveyance in violation of the foregoing shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.5          Successors and Assigns. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

13.6          Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

13.7          Amendments. This Agreement may be amended, modified, or supplemented only by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

13.8          Enforceability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

13.9          Choice of Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Minnesota. Any legal suit, action, or proceeding arising out of or related to this Agreement or the Services provided hereunder shall be instituted exclusively in the federal courts of the United States or the courts of the State of Minnesota in each case located in the city of Minneapolis and County of Hennepin and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding.

13.10        Equitable Relief. Each party acknowledges that a breach by a party of Section 7 (Intellectual Property Rights; Ownership), Section 8 (Confidentiality), or the non-compete portions of Section 11 (Non-Compete; Conflicts of Interest) may cause the non-breaching party irreparable damages, for which an award of damages would not be adequate compensation and agrees that, in the event of such breach or threatened breach, the non-breaching party will be entitled to seek equitable relief, including a restraining order, injunctive relief, specific performance, and any other relief that may be available from any court, in addition to any other remedy to which the non-breaching party may be entitled at law or in equity. Such remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

13.11        Attorneys’ Fees. If any action, suit, or other legal or administrative proceeding is instituted or commenced by either party hereto against the other party arising out of or related to this Agreement, the prevailing party shall be entitled to recover its actual attorneys’ fees and court costs from the non-prevailing party.

13.12        Force Majeure.No party shall be liable or responsible to the other party, or be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such failure or delay is caused by or results from acts beyond the impacted party’s (“Impacted Party”) control, including without limitation the following force majeure events (“Force Majeure Events”): (a) acts of God; (b) flood, fire, earthquake, epidemic, pandemic, or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot, or other civil unrest; (d) government order, law, or actions; (e) embargoes or blockades in effect on or after the date of this Agreement; (f) national or regional emergency; (g) strikes, labor stoppages or slowdowns, or other industrial disturbances; (h) telecommunication breakdowns, power outages or shortages, lack of warehouse or storage space, inadequate transportation services, or inability or delay in obtaining supplies of adequate or suitable materials; and (i) other similar events beyond the control of the Impacted Party. The Impacted Party shall give notice within two (2) days of the Force Majeure Event to the other party, stating the period of time the occurrence is expected to continue. During the Force Majeure Event, the other party may similarly suspend its performance obligations until such time as the Impacted Party resumes performance. The Impacted Party shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized and shall resume performance of its obligations as soon as reasonably practicable after the removal of the cause. If the Impacted Party’s failure or delay remains uncured for a period of fourteen (14) days following written notice given under this Section 11, either party may thereafter terminate this Agreement/an applicable Statement of Work upon seven (7) days’ written notice.

13.13        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Each party shall, upon the reasonable request of the other party, execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

CHRISTOPHER MEDURI, M.D.

By	/s/ Christopher Meduri
Name:	Christopher Meduri
Title:	MD MPH
Date:	September 3rd, 2021

ANTERIS TECHNOLOGIES CORPORATION

By	/s/ Wayne G Paterson
Name:	Wayne G Paterson
Title:	CEO
Date:	09/03/2021

The exhibit to this Agreement listed below has been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of this exhibit will be provided to the Securities and Exchange Commission upon request.

Exhibit A – Anteris's Travel and Expense Policy